    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996
                                                        REGISTRATION NO. 0-22524
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         REAL GOODS TRADING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA                                                        NO. 68-0227324
(State or Other Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                555 LESLIE STREET
                          UKIAH, CALIFORNIA 95482-3471
               (Address of Principal Executive Offices - Zip Code)

           REAL GOODS TRADING CORPORATION SECOND AMENDED AND RESTATED
                        FISCAL 1993 STOCK INCENTIVE PLAN
                        (600,000 SHARES OF COMMON STOCK)

           REAL GOODS TRADING CORPORATION SECOND AMENDED AND RESTATED
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        (100,000 SHARES OF COMMON STOCK)

                            (Full Title of the Plans)

                                 JOHN SCHAEFFER
                                555 LESLIE STREET
                          UKIAH, CALIFORNIA 95482-3471
                     (Name and Address of Agent for Service)

                                 (707) 468-9292
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed        Proposed
Title of                                 Maximum         Maximum
Securities                 Amount       Offering       Aggregate       Amount of
To Be                       To Be          Price        Offering    Registration
Registered             Registered      Per Share       Price (1)             Fee
--------------------------------------------------------------------------------
Common Stock,             700,000          $6.00      $4,200,000       $1,448.27
without par value
================================================================================

(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, split-up, merger, consolidation, recapitalization, combination or reclassification of shares or other similar event.

                    Page 1 of 35 sequentially numbered pages.
             Index to Exhibits is on sequentially numbered page 17.


                                                                        1 of 35

                         REAL GOODS TRADING CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


In accordance with the Note to Part I of Form S-8, the information specified by
Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of Common Stock of Real Goods Trading Corporation (the "Company") under the Real Goods Trading Corporation Second Amended and Restated Fiscal 1993 Stock Incentive Plan (the "1993 Plan") and (ii) the Real Goods Trading Corporation Second Amended and Restated Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1). Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

A reoffer prospectus, prepared in accordance with Part I of Form S-3, is filed herewith to permit the reoffer and resale of "restricted securities" (as such term is defined in Rule 144(a)(3) promulgated under the Securities Act) issued under the 1993 Plan or the Non-Employee Directors' Plan.

                                                                         2 of 35

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-3


Form S-3 Items and Heading                             Location in Prospectus
--------------------------                             ----------------------

1.   Forepart of the Registration Statement
     and Outside Front Cover Page of Prospectus        Front cover Page

2.   Inside Front And Outside Back Cover               Inside Front cover Page

3.   Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges                      The Company

4.   Use of Proceeds                                   Use of Proceeds

5.   Determination of Offering Price                   Not Applicable

6.   Dilution                                          Not Applicable

7.   Selling Security Holders                          Selling Stockholders

8.   Plan of Distribution                              Plan of Distribution

9.   Description of Securities to be Registered        Description of Securities

10.  Interest of Named Experts and Counsel             Legal Matters

11.  Material Changes                                  Not Applicable

12.  Incorporation of Certain Information by           Incorporation of Certain
     Reference                                         Documents by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act                Indemnification of
     Liabilities                                       Directors and Officers


                                                                         3 of 35

                               REOFFER PROSPECTUS
                         REAL GOODS TRADING CORPORATION

COMMON STOCK

         This Prospectus relates to offers and sales by certain officers and directors of Real Goods Trading Corporation, a California corporation (the "Company"), named herein or to be named supplementally, who may be deemed to be "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") (such officers and directors collectively may be referred to herein as the "Selling Stockholders"), of shares of the Company's Common Stock, without par value (the "Common Stock"), that may be acquired by such persons upon exercise of stock options granted, or stock bonuses issued, to them pursuant to the Company's Second Amended and Restated Fiscal 1993 Stock Incentive Plan (the "1993 Plan") or the Company's Second Amended and Restated Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") (the 1993 Plan and the Non-Employee Directors' Plan together may be referred to as the "Plans"). The shares that may be so acquired by such persons pursuant to the Plans are herein referred to as the "Option and Restricted Shares."

         The Option and Restricted Shares may be offered hereby from time to time by any and all of the Selling Stockholders named herein or to be named supplementally, for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. The aggregate expenses of registration incurred in connection with this offering are approximately $12,000 and are being borne by the Company; provided that all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. Legal fees incurred and registration fees imposed in connection with the preparation and filing of this Reoffer Prospectus and the Registration Statement on Form S-8 with which this Reoffer Prospectus is filed equal approximately $10,000 and $2,000, respectively. All other expenses incurred or to be incurred in connection herewith are negligible.

         All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the Pacific Stock Exchange (the "PSE"), the NASDAQ Small Cap system or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

         The Selling Stockholders and any broker executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock of the Company is listed on the PSE under the symbol RGT.P and the NASDAQ Small Cap system under the Syntax RGTC. On October 31, 1996, the last day prior to the date hereof on which the Common Stock was traded, reported sale price of the Company's Common Stock was $5.75.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November 12, 1996.


                                                                         4 of 35

TABLE OF CONTENTS

Section                                                            Prospectus
-------                                                                    Page
                                                                           ----

Available Information...................................................      2

The Company.............................................................      3

Risk Factors............................................................      3

Selling Stockholders....................................................      5

Transfer Agent and Registrar............................................      7

Use of Proceeds.........................................................      7

Plan of Distribution....................................................      7

Incorporation of Certain Documents by Reference.........................      7

Legal Matters...........................................................      8

Experts  ...............................................................      8

Indemnification of Directors and Officers...............................      8


         No person is authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604 and 7 World Trade Center, Suite 1300, New York, New


                                                                         5 of 35

York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site (whose address is http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ms. Donna Montag, Chief Financial Officer, Real Goods Trading Corporation, 555 Leslie Street, Ukiah, California 95482-3471. The telephone number at the Company is (707) 468-9292.


THE COMPANY

         The Company was incorporated under the laws of the State of California in 1990.

         The Company's principal executive offices are located at 555 Leslie Street, Ukiah, California 95482-3471. The telephone number at the Company is
(707) 468-9292.


RISK FACTORS

         The following factors should be considered carefully in evaluating the Company's business and before making any investment in the Company.

         A. CATALOG SALES. The Company sells environmentally oriented goods made by others; although the Company operates three retail stores, the Company's sales are primarily made through mail order catalogs. The mail order industry is susceptible to the ebb and flow of both trends and the general economy. While the Company could be a beneficiary of increased popularity of the Company's products, that trend could also ebb away. Of approximately 360 products in each of its color catalogs, 30% are new to those catalogs; there can be no assurance that the product selection will be effective. While the Company must both incur catalog production and mailing costs and purchase inventory and staff up in preparation for customer responses in advance of need, if customer response is below management's expectations and the Company's revenue from sales decreases, the Company's expense cannot be reduced timely and proportionately. In addition, the Company will be reliant to some extent on the state of the general economy. Finally, catalog companies seeking


                                                                         6 of 35
to increase revenues and their "house list" often "prospect" with rented lists; unwise or excessive prospecting can adversely affect operating results.

         B. RETAIL STORES. There are substantial risks in store retailing, including poor location of retail stores, failing to identify consumer trends correctly, theft by customers and employees, poor financial controls, excessive and uncollectible receivables and losing customers to competitors. The Company is experimenting with retail store formats; there can be no assurance that any of those formats will be profitable, or, if profitable, replicatable.

         C. SOLAR LIVING CENTER. The Company has spent approximately $2,500,000 to construct the Solar Living Center as a demonstration of many of the principles underlying the Company's mission and vision. There can be no assurance that the Solar Living Center, which opened in May 1996, will fulfill the Company's hopes to increase the public's awareness of the Company's mission, that the Company will ever realize a suitable return on its investment or that the Company will not incur a substantial loss from the Solar Living Center. The Solar Living Center is located on a flood plain.

         D. SEASONALITY. As with nearly all retail enterprises, the Company's business is very seasonal, and the Company customarily generates approximately 40% of its revenues in the third fiscal quarter which is the last calendar quarter of the year. The Company's execution in its third quarter is material to its financial success for a fiscal year. Poor third quarter results in any given year would adversely impact the Company to a greater absolute extent than poor results in any other quarter.

         E. COMPETITION. The Company believes that as to certain of its products it operates in a niche presently too technical and specific to interest the larger catalogs and that the Company's knowledge of its customers and vendors offerings enables it to be a better intermediary between suppliers and customers for its segment of the market than larger catalogs. However, the Company is small compared to industry leaders. If one of more of the larger catalog retailers either decides to have a major alternative energy and conservation section in an existing catalog or to launch a comparable catalog, the Company's business could be adversely affected.

         F. UNCONTROLLABLE EVENTS. The Company is subject to larger trends and events which are beyond the Company's control. For instance, a severe recession would decrease disposable income and the amounts people spend on non-essential products such as those the Company offers. If there is a war, earthquake, fire or similar event, the Company will be adversely impacted. While the Company will carry reasonable insurance considering its size and resources, such insurance may not fully protect the Company from events which are beyond the Company's control. Any long term drop in energy prices could also reduce the attractiveness of certain of the Company's products. The Company could benefit from a long term increase in energy prices.

         G. SALES TAXES. In 1992, the United States Supreme Court ruled that states may not impose taxes on out-of-state direct marketers, but it suggested that Congress could delegate that power. To date, there has been no congressional action. The Company collects sales tax only on sales made in the States of California and Wisconsin. If the Congress does delegate the power to levy a sales tax and states do levy those taxes, the operations of the Company will likely be affected substantially because the Company's average order is relatively high and sales taxes combined with shopping charges may affect consumer buying decisions.


                                                                         7 of 35

         H. DEPENDENCE ON CERTAIN SUPPLIERS, INCLUDING FOREIGN SUPPLIERS. The Company carries approximately 360 articles in each color catalog. No more than 5% of the Company's sales arise from a single product. Approximately 3.5% of the Company's sales are generated from products made in foreign countries. Accordingly, the Company is subject to both exchange rate fluctuations and possible disruptions in supplies for those products. The Company could also be vulnerable because 12% of its revenues derive from products purchased from a single supplier. However, there is at least one alternative supplier for each product in every case, and management believes that any such effect would be temporary.

         I. DEPENDENCE ON KEY PERSONNEL. The Company is substantially dependent on the continued services of John Schaeffer. The loss of Mr. Schaeffer's services for any substantial period of time is certain to have a material adverse impact on the Company. The Company does not anticipate acquiring disability or key person insurance on Mr. Schaeffer.

         J. COST INCREASES. As a mail order catalog, the Company is particularly susceptible to increase in paper prices and postal and shipping charges. In late 1994 and early 1995 paper prices increased dramatically. Additionally, both the United States Postal Service and United Parcel Service increased their rates in early 1995. While the Company cannot predict paper prices, they are often directly affected by the strength of the economy, since the paper industry's capacity is relatively fixed. Management does not anticipate significant increases in the cost of mailing catalogs in the short term, but it does expect annual increases in United Parcel Services's charges. Increased paper prices as well as increased mailing and shipping charges could substantially impact the Company's growth and profitability.

         K. CONTROL. Because of his stock ownership position, John Schaeffer has the ability to control the operations and strategy of the Company.

         L. POSSIBLE VOLATILITY OF STOCK PRICE. There can be no assurance that there will continue to be a public market for the Common Stock. The market price of the Common Stock may be significantly affected by factors such as announcements by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in the alternative energy industry in general. The market price of the Common Stock may also be affected by movements in stock prices generally. The relatively limited amount of publicly tradable shares renders the Company's securities especially susceptible to sharp price fluctuations. Possible or actual sales of Common Stock in the future by existing shareholders may have a depressive effect on the price of the Common Stock in the open market.


SELLING STOCKHOLDERS

         The Prospectus covers Option and Restricted Shares that have been or may be acquired upon exercise of options held by the Selling Stockholders, named herein or to be supplementally named, as of November 11, 1996.

         The following table sets forth the name of each Selling Stockholder, the nature of his or her position, office, or other material relationship with the Company, the number of shares of Common Stock beneficially owned by each Selling Stockholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be beneficially owned by such Selling Stockholder after the offering. Non-affiliate Selling Stockholders who hold fewer than 1,000 shares


                                                                         8 of 35
of Common Stock issued under the Plans and not named below may use this Prospectus for reoffers and resales of such Common Stock.

===============================================================================
                                                             SHARES OWNED AFTER
                                                                OFFERING(6)
-------------------------------------------------------------------------------
                                 SHARES       NUMBER OF
                                 OWNED         SHARES
                                PRIOR TO       OFFERED
        NAME       POSITION    OFFERING(1)    HEREIN (5)     NUMBER     PERCENT
-------------------------------------------------------------------------------
Jim Robello      Director        2,615(2)        2,615        None       *(7)
-------------------------------------------------------------------------------
Stephen Morris   Director       31,400(3)       31,400        None       *(7)
-------------------------------------------------------------------------------
Donna Montag     Chief           3,500(4)        3,500        None       *(7)
                 Financial
                 Officer
===============================================================================

------------------------

         (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock when such person has the right to acquire such shares within 60 days after November 12, 1996. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person has the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

         (2) Includes 500 shares subject to issuance within 60 days after November 12, 1996, upon exercise of the stock options granted under the Directors' Plan.

         (3) Includes 31,300 shares subject to issuance within 60 days after November 12, 1996, upon exercise of stock options granted under the 1993 Plan and 100 shares subject to issuance within 60 days after November 12, 1996, upon exercise of stock options granted under the Directors' Plan.

         (4) All such shares are subject to issuance within 60 days after November 12, 1996, upon exercise of stock options granted under the 1993 Plan.

         (5) Indicates the maximum number of shares of Common Stock that may be offered. There is no guaranty that any such shares will be sold.

         (6)      Assumes sale of all shares offered.

         (7)      Less than 1%.


                                                                         9 of 35

TRANSFER AGENT AND REGISTRAR

         The name and address of the Transfer Agent and Registrar for the Common Stock of the Company is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204.


USE OF PROCEEDS

         Inapplicable as there are no proceeds to the Company in connection with the sale of any shares Common Stock being registered under the Registration Statement with which this Prospectus is filed.


PLAN OF DISTRIBUTION

         The Selling Stockholders may sell shares of Common Stock in any of the following ways (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. Selling Stockholders who are not Affiliates of the Company may also sell shares of Common Stock on the Company's Bulletin Board on the World Wide Web. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve block transactions) (A) on Nasdaq or the PSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission and are hereby incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996;

         (b) Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A-1 amending the Company's Annual Report on Form 10-KSB filed for the fiscal year ended March 31, 1996;

         (c) The Company's Quarterly Reports on Form 10-QSB for the three month periods ended June 30, 1996 and September 28, 1996, respectively;


                                                                        10 of 35

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement (and past and future amendments thereto) for such Common Stock filed pursuant to Section 12 of the Exchange Act; and

         (e) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended March 31, 1996.

         All documents filed by the Company with the Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


LEGAL MATTERS

         The legality of the shares offered hereby has been passed upon for the Company by Coblentz, Cahen, McCabe & Breyer, LLP, 222 Kearny Street, Seventh Floor, San Francisco, California 94108. Such law firm acts as counsel for the Company. Barry Reder, a partner at such law firm, is a member of the Company's Board of Directors.


EXPERTS

         The financial statements as of and for the years ended March 31, 1994 and 1995 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's change in method of accounting for certain inventory acquisition and distribution costs), and have been so incorportated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. The Company's Bylaws specifically authorize the Company to indemnify agents in excess of that expressly permitted by
Section 317 of the California Corporations Code for breach of duty to the Registrant and its shareholders; provided, however, that the Company is not authorized to provide indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to Section 204(a)(10) of the California Corporations
Code or as to the circumstances in which indemnity is expressly prohibited by
Section 317. Article VI of the Company's Bylaws requires indemnification of directors, officers, and employees within the limitations permitted by Section
317. Additionally, the Company has entered


                                                                        11 of 35
into Indemnification Agreements with each of its directors and executive officers which provide for the payment of amounts an indemnitee is legally obligated to pay because of claims which may be based on any act or omission, or neglect or breach of duty, including any error, misstatement or misleading statement made, suffered or permitted by such executive officer or director. The Company carries Directors' and Officers' Liability insurance with a policy limit of $1,000,000 per incident and $1,000,000 in the aggregate. The obligation of the Company to indemnify directors and officers under the Indemnification Agreements is broader than that otherwise afforded by California Law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.


                           [END OF REOFFER PROSPECTUS]


                                                                        12 of 35

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB filed for the fiscal year ended March 31, 1996;

         (b) Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A-1 amending the Company's Annual Report on Form 10-KSB filed for the fiscal year ended March 31, 1996;

         (c) The Company's Quarterly Reports on Form 10-QSB filed for the quarters ended June 30, 1996 and September 28, 1996, respectively;

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement (and past and future amendments thereto) for such Common Stock filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (e) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended March 31, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares offered hereby has been passed upon for the Company by Coblentz, Cahen, McCabe & Breyer, LLP, 222 Kearny Street, Seventh Floor, San Francisco, California 94108. Such law firm acts as counsel for the Company. Barry Reder, a partner at such law firm, is a member of the Company's Board of Directors.


                                                                        13 of 35

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. The Company's Bylaws specifically authorize the Company to indemnify agents in excess of that expressly permitted by
Section 317 of the California Corporations Code for breach of duty to the Company and its shareholders; provided, however, that the Company is not authorized to provide indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to Section 204(a)(10) of the California Corporations
Code or as to the circumstances in which indemnity is expressly prohibited by
Section 317. Article VI of the Company's Bylaws requires indemnification of directors, officers, and employees within the limitations permitted by Section
317. Additionally, the Company has entered into Indemnification Agreements with each of its directors and executive officers which provide for the payment of amounts an indemnitee is legally obligated to pay because of claims which may be based on any act or omission, or neglect or breach of duty, including any error, misstatement or misleading statement made, suffered or permitted by such executive officer or director. The Company carries Directors' and Officers' Liability insurance with a policy limit of $1,000,000 per incident and $1,000,000 in the aggregate. The obligation of the Company to indemnify directors and officers under the Indemnification Agreements is broader than that otherwise afforded by California Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      Exhibit
      Number

        4.1 Real Goods Trading Corporation Second Amended and Restated Fiscal 1993 Stock Incentive Plan
        4.2 Real Goods Trading Corporation Second Amended and Restated Non-Employee Directors' Stock Option Plan
        5 Opinion of Coblentz, Cahen, McCabe & Breyer as to the legality of the securities being registered
       23.1    Consent of Deloitte & Touche LLP
       23.2    Consent of Coblentz, Cahen, McCabe & Breyer (included in Exhibit
               5)
       24      Power of Attorney (included on page 4 of this Registration
               Statement)

ITEM 9.  UNDERTAKINGS.

1.       The undersigned Company hereby undertakes:

                  (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:


                                                                        14 of 35

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company under the Exchange Act and incorporated herein by reference.

                  (b) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be the initial bona fide offering thereof.

                  (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undertaking required pursuant to Item 512(h) of Regulation S-K is set forth under "Indemnification of Directors and Officers" on page 2 of this Registration Statement.



                                                                        15 of 35

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ukiah, State of California on November 11, 1996.

                                  REAL GOODS TRADING CORPORATION



                                  By:    /s/  John Schaeffer
                                       ----------------------------------------
                                       (John Schaeffer, President and Principal
                                       Executive Officer)


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Schaeffer his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                          TITLE                                        DATE
---------                                          -----                                        ----

 /s/ John Schaeffer               President and Principal Executive Officer               November 11, 1996
-----------------------------
    (John Schaeffer)

/s/ Donna Montag                           Chief Financial Officer                        November 11, 1996
-----------------------------
   (Donna Montag)

 /s/ Stephen Morris                               Director                                November 11, 1996
-----------------------------
    (Stephen Morris)

 /s/ Linda Francis                                Director                                November 11, 1996
-----------------------------
    (Linda Francis)

 /s/ James T. Robello                             Director                                November 11, 1996
-----------------------------
    (James T. Robello)

 /s/ John Lenser                                  Director                                November 11, 1996
-----------------------------
    (John Lenser)

 /s/ Barry Reder                                  Director                                November 11, 1996
-----------------------------
    (Barry Reder)


                                                                        16 of 35

                                  EXHIBIT INDEX



 EXHIBIT
 NUMBER                                                                    PAGE*


   4.1          Real Goods Trading Corporation Second Amended
                and Restated Fiscal 1993 Stock Incentive Plan               18

   4.2          Real Goods Trading Corporation Second Amended
                and Restated Non-Employee Directors' Stock
                Option Plan                                                 28


    5           Opinion of Coblentz, Cahen, McCabe & Breyer as
                to the legality of the securities being registered          34


  23.1          Consent of Deloitte & Touche                                35

  23.2          Consent of Coblentz, Cahen, McCabe & Breyer
                (included in Exhibit 5)                                     34


   24           Power of Attorney (on sequentially numbered
                page 16 within the Registration Statement)                  16

---------

* Refers to sequentially numbered page.


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